Exhibit 10.27

MEADWESTVACO CORPORATION

Amendments to the

MeadWestvaco Corporation Executive Retirement Plan

The MeadWestvaco Corporation Executive Retirement Plan (the “MERP”) is hereby amended, as set forth below.

1. Effective for individuals who are Active Participants in the Executive Retirement Plan on or after September 1, 2006:

a. Section 1.04(b) of the MERP is amended to state “Appendix B lists individuals who became participants in the Plan on January 29, 2004.”

b. Section 2.01(gg) of the MERP (definition of “Years of Appendix B Service”) is deleted, the remainder of the Section 2.01 is renumbered, and cross-references within the Plan are updated accordingly.

c. Section 2.01(ii) of the MERP (definition of “Years of Plan Benefit Service”) is amended to state as follows:

(ii)	“Years of Plan Benefit Service” shall mean a Participant’s Years of Benefit Service, except that a Participant’s Years of Plan Benefit Service shall not exceed the number determined by subtracting 30 from his age (in years and completed months) on the date he commenced employment with the Employer or an Affiliate, and provided that a Participant who becomes an Inactive Participant and does not subsequently become an Active Participant shall not accrue Years of Benefit Service for the period after he ceased to be an Active Participant.

d. Section 2.01(jj) of the MERP (definition of “Years of Plan Service”) is deleted and the remainder of Section 2.01 is renumbered accordingly.

e. Section 3.01(b) of the MERP is amended by replacing the second sentence thereof with the following sentence: “The persons listed in Appendix B became Active Participants on January 29, 2004.”

f. Section 4.01(a)(2) of the MERP is amended to state:

(2)	equals the total amount determined to be payable to the Participant under the Qualified Plans, expressed as an annual amount payable as a single-life annuity beginning on the first day of the month coincident with or next following his termination of employment with the Employer and Affiliates, but not including any restructuring or other supplemental benefits payable to the Participant under such Qualified Plans, and determined using the interest rate and mortality assumptions applicable under the Qualified Plan for purposes of converting the Participant’s cash balance benefit, if any, under that Qualified Plan to a single-life annuity.

g. Section 4.04(a) of the MERP is amended by adding the following paragraph at the end thereof:

Notwithstanding any provision in the Plan to the contrary, an Authorized Party shall have discretion to allow acceleration of payment to the extent that it determines, after consultation with counsel, that neither the Company nor the Participant, surviving spouse, joint annuitant, alternate payee or beneficiary, as the case may be, will be subjected to adverse tax consequences under 409A of the Code or other applicable law as a result of such acceleration. By way of example, payment may be accelerated to the extent necessary to pay Federal Insurance Contributions Act (FICA) taxes under Sections 3101, 3121(a), and 3121(v)(2) of the Code on benefits payable under the Plan.

h. Section 4.05 of the MERP is clarified by deleting the parenthetical “(based only on his service as an Active Participant).”

i. Section 4.06(a) of the MERP is amended by replacing the term “Years of Plan Service” with the term “Years of Benefit Service.”

j. Section 4.06(b) of the MERP is clarified by deleting each occurrence of the phrase “based on service as an Active Participant.”

k. Section 5.01 of the MERP is amended by replacing each occurrence of the term “Years of Plan Service” with the term “Years of Benefit Service.”

l. Appendix B of the MERP is recaptioned “Participants Who Became Active Participants on January 29, 2004” and amended to provide as indicated in the attached Exhibit A.

2. Effective July 17, 2006, Section 8.09(a) of the MERP is amended by replacing the term “State of Connecticut” with “Commonwealth of Virginia.”

*    *    *    *    *

IN WITNESS WHEREOF, the undersigned has executed the above amendment.

/s/ John A. Luke, Jr.
John A. Luke, Jr.
Chairman and Chief Executive Officer

APPROVALS
LAW DEPARTMENT

By	/s/ John J. Carrara
John J. Carrara
Associate General Counsel and Assistant Secretary

FILED: December , 2006

By	/s/ Wendell L. Willkie, II
Wendell L. Willkie, II
Senior Vice President, General Counsel and Secretary

EXHIBIT A

MeadWestvaco Corporation Executive Retirement Plan

Appendix B

Participants Who Became Active Participants on January 29, 2004

Participant

John A. Luke

James A. Buzzard

Wendell L. Willkie, II

Linda V. Schreiner

Rita V. Foley

James M. McGrane

Benjamin F. Ward

Richard N. Burton

David A. Reinhart

Daniel J. McIntyre*

* Mr. McIntyre has since terminated employment with the Employer and Affiliates. Pursuant to Section 5.02(a) of the Plan in effect at the time of termination of employment, Mr. McIntyre does not have a right to any benefit or payment under the Plan.